UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		August 21, 2014

American Woodmark Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3102 Shawnee Drive, Winchester, Virginia		22601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(540) 665-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

American Woodmark Corporation

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 21, 2014, the Compensation Committee of the Board of Directors of American Woodmark Corporation (the "Company") approved new employment agreements for Senior Vice President and Chief Financial Officer M. Scott Culbreth and Senior Vice President and General Manager, New Construction R. Perry Campbell.

The employment agreements for Messrs. Culbreth and Campbell contain a description of expected duties, base salary and maximum potential cash bonus, and severance in the event of termination without cause or in the event of termination upon change in control. Messrs. Culbreth and Campbell's employment agreements also contain restrictive covenants which specify confidentiality, non-solicitation, and non-competition with the Company in the event of termination. The employment agreements are for an initial four-month term expiring December 31, 2014 and will be automatically extended for additional one-year periods, unless either party gives notice of nonrenewal on or before November 1.

The employment agreements for Messrs. Culbreth and Campbell are included as exhibits to this Form 8-K.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit 10.1    Management Contract - Employment Agreement for Mr. M. Scott Culbreth.

Exhibit 10.2    Management Contract - Employment Agreement for Mr. R. Perry Campbell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION
(Registrant)

/s/ M. SCOTT CULBRETH	/s/ KENT B. GUICHARD

M. Scott Culbreth	Kent B. Guichard
Senior Vice President and Chief Financial Officer	Chairman & Chief Executive Officer

Date: August 27, 2014	Date: August 27, 2014
Signing on behalf of the registrant and as principal financial officer	Signing on behalf of the registrant and as principal executive officer